As filed with the Securities and Exchange Commission on May 10, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SQUARESPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0375811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Squarespace, Inc.

225 Varick Street, 12th Floor

New York, New York 10014

(646) 580-3456

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Squarespace, Inc. Amended 2008 Equity Incentive Plan

Squarespace, Inc. Amended and Restated 2008 Equity Incentive Plan

Squarespace, Inc. 2021 Equity Incentive Plan

Squarespace, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)

Anthony Casalena

Chief Executive Officer

Squarespace, Inc.

225 Varick Street, 12th Floor

New York, New York 10014
(Name and address of agent for service)

(646) 580-3456
(Telephone number, including area code, of agent for service)

  Copies to:

  Courtenay O’Connor

  Jessica Krasner

  Squarespace, Inc.

  225 Varick Street, 12th Floor

  New York, New York 10014

  (646) 580-3456

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $0.0001 per share:
- 2021 Equity Incentive Plan	19,250,000(2)	$0.000033(8)	$635.25	$0.07
- 2021 Employee Stock Purchase Plan	2,700,000(3)	$0.000033(8)	$89.10	$0.01
- Amended 2008 Equity Incentive Plan	1,547,691(4)	— (9)	—	—
- Amended and Restated 2008 Equity Incentive Plan	1,905,003(5)	— (9)	—	—
Class B common stock, par value $0.0001 per share:
- Amended 2008 Equity Incentive Plan	1,547,691(6)	$1.26(10)	$1,950,090.66	$212.75
- Amended and Restated 2008 Equity Incentive Plan	1,905,003(7)	$4.15(11)	$7,905,762.45	$862.52
Total:	28,855,388		$9,856,577.46	$1,075.35

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), or the Registrant’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), that may become issuable under the Registrant’s Amended 2008 Equity Incentive Plan (the “Amended 2008 Plan”), Amended and Restated 2008 Equity Incentive Plan (the “Amended and Restated 2008 Plan”), 2017 Equity Incentive Plan (the “2017 Plan”), 2021 Equity Incentive Plan (the “2021 Plan”) and 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A Common Stock or Class B Common Stock, as applicable.
(2)	Represents 19,250,000 shares of Class A Common Stock reserved for issuance pursuant to future awards under the 2021 Plan.
(3)	Represents 2,700,000 shares of Class A Common Stock reserved for issuance pursuant to future awards under the ESPP.
(4)	Represents 1,547,691 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock underlying equity awards outstanding under the Amended 2008 Plan as of the date of this Registration Statement.
(5)	Represents 1,905,003 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock underlying equity awards outstanding under the Amended and Restated 2008 Plan as of the date of this Registration Statement.
(6)	Represents 1,547,691 shares of Class B Common Stock reserved for issuance pursuant to stock option awards outstanding under the Amended 2008 Plan as of the date of this Registration Statement.
(7)	Represents 1,905,003 shares of Class B Common Stock reserved for issuance pursuant to stock option awards outstanding under the Amended and Restated 2008 Plan as of the date of this Registration Statement.
(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a). Given that there is no proposed maximum offering price per share of Class A common stock, the Registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on one-third of the par value per share of the Registrant’s Class A common stock, or $0.000033 per share, because the Registrant has an accumulated capital deficit based on the Registrant’s unaudited pro forma balance sheet as of March 31, 2021. Given that the Registrant’s shares of Class A common stock are not traded on an exchange or over-the-counter, the Registrant did not use the market prices of its Class A common stock in accordance with Rule 457(c).
(9)	Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B Common Stock.
(10)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.26 per share, which is the weighted average exercise price of stock option awards outstanding under the Amended 2008 Plan as of the date of this Registration Statement.
(11)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $4.15 per share, which is the weighted average exercise price of stock option awards outstanding under the Amended and Restated 2008 Plan as of the date of this Registration Statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Squarespace, Inc. (the “Registrant”) hereby incorporates by reference into the Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a) Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on May 3, 2021 (File No. 333-255284), which contains the Registrant’s audited financial statements for the latest fiscal year which such statements have been filed; and

(b) The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40393) filed with the Commission on May 7, 2021, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of the Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into the Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant will indemnify, to the fullest extent permitted under the DGCL, each person who was or is a party or threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer or while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, member, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (all such persons being referred to as an “Indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee in such Proceeding.

In addition, the Registrant’s amended and restated certificate of incorporation allows the Registrant, by the action of the Registrant’s board of directors, to indemnify and advance expenses to any person (and the heirs, executors or administrators of such person) who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Registrant or, while an employee or agent of the Registrant, is or was serving at the request of the Registrant as a director, member, manager, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding, including in defending any Proceeding in advance of its final disposition.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement (with the Registrant’s consent) of any Proceeding. The indemnification agreements provide for the advancement or payment of all expenses to the Indemnitee and for reimbursement of such advanced expenses to the Registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of Proceedings based on acts or omissions in their capacities as directors or officers.

Reference is made to Item 9 for the undertakings of the Registrant with respect to indemnification of liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1*	Form of Registrant’s Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, as filed with the Commission on April 16, 2021, File No. 333-255284).
4.2	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.
4.3	Bylaws of the Registrant, as currently in effect.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Marcum LLP.
24.1	Power of Attorney (contained on signature page hereto).
99.1	Squarespace, Inc. 2021 Equity Incentive Plan.
99.2	Squarespace, Inc. 2021 Employee Stock Purchase Plan.
99.3*	Squarespace, Inc. Amended 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 of the Registrant's Registration Statement on Form S-1, filed with the Commission on April 26, 2021, File No. 333-255284).
99.4*	Squarespace, Inc. Amended and Restated 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 of the Registrant's Registration Statement on Form S-1, as filed with the Commission on April 26, 2021, File No. 333-255284).

 *Incorporated by reference.

Item 9.	Undertakings.

A. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on May 10, 2021.

Squarespace, Inc.

By:	/s/ Anthony Casalena
Anthony Casalena
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Casalena, Marcela Martin and Courtenay O’Connor, and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony Casalena	Chief Executive Officer and Director	May 10, 2021
Anthony Casalena	(Principal Executive Officer)

/s/ Marcela Martin	Chief Financial Officer	May 10, 2021
Marcela Martin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Braccia	Director	May 10, 2021
Andrew Braccia

/s/ Michael Fleisher	Director	May 10, 2021
Michael Fleisher

/s/ Liza Landsman	Director	May 10, 2021
Liza Landsman

/s/ Anton Levy	Director	May 10, 2021
Anton Levy

/s/ Jonathan Klein	Director	May 10, 2021
Jonathan Klein